                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             -----------------------------------------------------

      The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

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

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS


FOR THE THREE MONTHS ENDED MARCH 31, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:



      TOTAL                      # DAYS
     SHARES                    OUTSTANDING
----------------------------------------------------
11,497,135     x               15   =    172,457,025
11,502,135     x                1   =     11,502,135
11,502,235     x                7   =     80,515,645
11,502,395     x               18   =    207,043,110
11,505,395     x                8   =     92,043,160
11,506,053     x               13   =    149,578,689
11,507,163     x                6   =     69,042,978
11,605,377     x               22   =    255,378,294
                               --      -------------
                               90      1,037,561,036      11,528,456
                                                          ==========

FOR THE THREE MONTHS ENDED MARCH 31, 1997

LOSS PER SHARE:

Net Loss plus dividend accrual

 plus accretion of offering costs        ($2,870,560)   =     ($0.25)
---------------------------------      ----------------   ==========
   Weighted Avg. Shares                   11,528,456


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

                         ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:



      TOTAL                   # DAYS
      SHARES               OUTSTANDING
----------------------------------------------------
10,584,268     x              23    =    243,438,164
11,107,568     x              14    =    155,505,952
11,139,268     x              27    =    300,760,236
11,140,768     x               8    =     89,126,144
11,142,868     x              19    =    211,714,492
                              --       -------------
                              91       1,000,544,988      10,995,000
                                                         ============

FOR THE THREE MONTHS ENDED MARCH 31, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs       ($2,503,079)   =     ($0.23)
                                      ----------------   ============
   Weighted Avg. Shares                  10,995,000


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